UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 19, 2019 (February 18, 2019)

ASSERTIO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13111	94-3229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045
(Address of Principal Executive Offices; Zip Code)

(224) 419-7106
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Heather L. Mason to the Board of Directors

On February 18, 2019, the Board of Directors (the “Board”) of Assertio Therapeutics, Inc. (the “Company”) increased the size of the Board from seven to eight members, as permitted by the Company’s Bylaws, and appointed Heather L. Mason to the Board, to fill the vacancy created by the increase in the number of directors.
Ms. Mason, 58, is a former senior executive of Abbott Laboratories, having recently retired as Executive Vice President of Abbott Nutrition, a role she held since April 2015.  From June 2014 to April 2015, Ms. Mason served as Executive Vice President, Global Commercial Operations, prior to which she served as Senior Vice President of Abbott Diabetes Care from May 2008 to June 2014.  Ms. Mason joined Abbott in 1990 and held a number of positions in Abbott’s U.S. pharmaceutical business, including oversight of Abbott’s specialty pharmaceuticals, its diabetes/metabolics and oncology franchises and managed health care. Ms. Mason also served as Vice President, International Marketing, and Vice President, Latin American Operations, in Abbott’s international pharmaceutical business.  Prior to joining Abbott, Ms. Mason worked for Quaker Oats, FMC Corporation, and Commonwealth Edison.  The Board considered Ms. Mason’s experience and expertise within the following areas relevant to the Company and its business in concluding that she should serve on the Board: Corporate and Executive Management; Operational and Strategic Planning; and Corporate Leadership. Ms. Mason holds a B.S.E. in Industrial Engineering from the University of Michigan and a M.B.A. from the University of Chicago.

In connection with service on the Board, Ms. Mason is entitled to receive the compensation and equity awards applicable to all of the Company’s non-employee directors, as more particularly described in the Company’s Non-Employee Director Compensation and Grant Policy (the “Policy”), filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on August 8, 2018.  In accordance with the Policy and in connection with her appointment to the Board, Ms. Mason received an automatic grant of restricted stock units having a value of $190,000 based on the Fair Market Value (as defined in the Company’s Amended and Restated 2014 Omnibus Incentive Plan) of the Company’s common stock as of the date of grant that vest in three equal installments on the first three anniversaries of Ms. Mason’s appointment. Ms. Mason will also receive the cash compensation and annual equity awards payable to non-employee directors pursuant to the Policy.  The Company also intends to enter into its standard form of indemnification agreement with Ms. Mason.

Retirement of Louis J. Lavigne, Jr. from the Board of Directors
On February 18, 2019, Louis J. Lavigne, Jr. notified the Board that he is retiring from the Board at the end of his current term and, therefore, would not stand for re-election to the Board at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  Mr. Lavigne is expected to continue to serve as a director until the expiration of his current term, which ends effective upon the election of directors at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO THERAPEUTICS, INC.

Date: February 19, 2019	By:	/s/ Amar Murugan
Amar Murugan
Senior Vice President and General Counsel